SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LANNETT COMPANY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lannett Company, Inc. 13200 Townsend Road Philadelphia, PA 19154 215-333-9000 www.Lannett.com

December   , 2013

Dear Lannett Company, Inc. Stockholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Lannett Company, Inc. which will be held on January   , 2014 at 9:00am EST, at 13200 Townsend Road, Philadelphia, PA 19154.

The purpose of the meeting is to elect five members of our Board of Directors, vote to ratify the selection of Grant Thornton, LLP as our independent auditors, approve the 2014 Long-Term Incentive Plan, amend the Certificate of Incorporation, as amended, to increase the shares of common stock authorized to be issued from 50 million to 100 million, and to transact such other business as may properly come before the Annual Meeting.

Your vote is important.  Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement, in its entirety, and vote your shares.  Please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We look forward to seeing you at the Annual Meeting should you be able to attend.

Thank you.

December , 2013	/s/ Arthur P. Bedrosian
Philadelphia, Pennsylvania	Arthur P. Bedrosian
President and Chief Executive Officer

LANNETT COMPANY, INC.

9000 STATE ROAD

PHILADELPHIA, PA 19136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY   , 2014

TO THE STOCKHOLDERS OF LANNETT COMPANY, INC.

The annual meeting (the “Annual Meeting”) of the Stockholders of Lannett Company, Inc., a Delaware Corporation, (the “Company” or “Lannett”) will be held on            , January   , 2014 at 9:00 a.m., local time, at the Company’s facility located at 13200 Townsend  Road, Philadelphia, PA  19154, for the following purposes:

1.              To elect five (5) members of the Board of Directors (the “Board”) to serve until the next Annual Meeting of Stockholders;

2.              To ratify the selection of Grant Thornton, LLP as independent auditors for the fiscal year ending June 30, 2014;

3.              To approve the 2014 Long-Term Incentive Plan;

4.              To amend the Certificate of Incorporation, as amended, to increase the shares of common stock authorized to be issued from 50 million to 100 million; and

5.              To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THESE MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

Only stockholders of record at the close of business on December 11, 2013 are entitled to notice and to vote at the 2014 Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting.  Please vote by completing and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted.

By Order of the Board of Directors

December , 2013	/s/ Jeffrey Farber
Philadelphia, Pennsylvania	Jeffrey Farber
Chairman of the Board

LANNETT COMPANY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY   , 2014

ATTENDANCE AND VOTING MATTERS

DATE, TIME, AND PLACE OF MEETING

This Proxy Statement is provided to you by the Board of Lannett in connection with the Annual Meeting.  The Annual Meeting will be held on              , January   , 2014 at 9:00 a.m., local time, at the Company’s facility located at 13200 Townsend  Road, Philadelphia, PA  19154, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.  We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting on or about December   , 2013 to all Stockholders of the Company entitled to vote at the Annual Meeting.

VOTING METHODS

You may vote on matters to come before the meeting in two ways:

-                    You may come to the Annual Meeting and cast your vote in person;

-                    You may vote by signing and returning the enclosed proxy card by mail.  If you do so, the individuals named on the card will vote your shares in the manner you indicate.  You may revoke your proxy at any time prior to the Annual Meeting by sending written notice to the Secretary of the Company at 13200 Townsend Road, Philadelphia, PA 19154, or by attending the meeting.

If you come to the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account (“street name”), you will need to bring a legal proxy obtained from your broker.

You are entitled to cast one vote for each share of Lannett common stock owned on the record date, December 11, 2013.  As of the record date, there were            shares of Lannett common stock outstanding.  Stockholders are not entitled to cumulative voting in the election of directors.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business.  If the holders of a majority of Lannett common stock are present at the meeting, in person or by proxy, a quorum will exist.  Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

VOTE NECESSARY FOR ACTION

Directors are elected by a plurality vote of shares present at the Annual Meeting.  Each other action to be considered by the stockholders will be approved by the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter.  For any proposal, an abstention will have the same effect as a vote against the proposal.  Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

PROPOSAL NO.  1 – ELECTION OF DIRECTORS

NOMINEES

The Company’s Bylaws provide that the number of directors of the Company may be determined by the Stockholders, or in the absence of such determination, by the Board.  Currently, there are six members of the Board.  The Board nominates the five persons named below whom are currently serving on the Board, for election to the Board.  As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable to serve or will decline to serve as a director.  The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company until the next Annual Meeting or until their earlier resignation or removal.

The following list identifies the nominees for election to the Board and sets forth certain information regarding each nominee.  All nominees are currently serving as directors of the Company.  A majority of the directors on the Board are independent, as defined by the rules of the New York Stock Exchange (“NYSE”).  Those directors are referred to as “independent” below.

Jeffrey Farber, 53, was elected a director of the Company in May 2006 and was appointed Chairman of the Board of Directors in July 2012.  Jeffrey Farber joined the Company in August 2003 as Secretary.  Since 1994, Mr. Farber has been President and the owner of Auburn Pharmaceutical (“Auburn”), a national generic pharmaceutical distributor.  Prior to starting Auburn, Mr. Farber served in various positions at Major Pharmaceutical (“Major”), where he was employed for over 15 years.  At Major, Mr. Farber was involved in sales, purchasing and eventually served as President of the mid-west division.  Mr. Farber also spent time working at Major’s manufacturing division — Vitarine Pharmaceuticals — where he served on its Board of Directors.  Mr. Farber graduated from Western Michigan University with a Bachelors of Science Degree in Business Administration and participated in the Pharmacy Management Graduate Program at Long Island University.  Mr. Farber is the son of William Farber, the Chairman Emeritus of the Board of Directors of the Company.

The Governance and Nominating Committee concluded that Mr. Farber is qualified and should continue to serve, due, in part, to his significant experience in the generic drug industry and his ongoing role as the owner of a highly regarded and successful generic drug distributor.  His skills include a thorough knowledge of the generic drug marketplace and drug supply chain management.

Arthur P. Bedrosian, J.D., 68, was promoted to President of the Company in May 2002 and CEO in January of 2006.  Previously, he served as the Company’s Vice President of Business Development from January 2002 to April 2002.  Mr. Bedrosian was elected as a director in February 2000 and served to January 2002.  Mr. Bedrosian was re-elected a director in January 2006.  Mr. Bedrosian has operated generic drug manufacturing, sales, and marketing businesses in the healthcare industry for many years.  Prior to joining the Company, from 1999 to 2001, Mr. Bedrosian served as President and Chief Executive Officer of Trinity Laboratories, Inc., a medical device and drug manufacturer.  Mr. Bedrosian also operated Pharmaceutical Ventures Ltd, a healthcare consultancy, Pharmeral, Inc. a drug representation company selling generic drugs, and Interal Corporation, a computer consultancy to Fortune 100 companies.  Mr. Bedrosian holds a Bachelor of Arts Degree in Political Science from Queens College of the City University of New York and a Juris Doctorate from Newport University in California.

The Governance and Nominating Committee concluded that Mr. Bedrosian is qualified to serve as a director, in part, because his experience as our President and Chief Executive Officer has been instrumental in the Company’s growth and provides the board with a compelling understanding of our operations, challenges and opportunities.  In addition, his background includes over 40 years in the generic pharmaceutical industry that encompasses a broad background and knowledge in the underlying scientific, sales, marketing and supply chain management which brings special expertise to the board in developing our business strategies.  His recent qualification to FINRA’s list of arbitrators recognizes his expertise and experience.

David Drabik, 45, was elected a director of the Company in January 2011.  Mr. Drabik is a National Association of Corporate Directors Governance Fellow.  Since 2002, Mr. Drabik has been President of Cranbrook & Co., LLC (“Cranbrook”), an advisory firm primarily serving the private equity and venture capital community.  At Cranbrook, Mr. Drabik assists and advises its clientele on originating, structuring, and executing private equity and venture capital transactions.  From 1995 to 2002, Mr. Drabik served in various roles and positions with UBS Capital Americas (and its predecessor UBS Capital LLC), a New York City based private equity and venture capital firm that managed $1.5 billion of capital.  From 1992 to 1995, Mr. Drabik was a banker with Union Bank of Switzerland’s Corporate and Institutional Banking division in New York City.  Mr. Drabik graduated from the University of Michigan with a Bachelors of Business Administration degree.

The Governance and Nominating Committee concluded that Mr. Drabik is well qualified and should be nominated to serve as a director due, in part to his understanding and involvement in investment banking.  As a global investment banking professional with extensive experience advising senior management, his skills include business analytics, financing and a strong familiarity with SEC documentation.  Mr. Drabik is an independent director.

Paul Taveira, 54, was elected a director of the Company in May 2012.  Mr. Taveira has been Chief Executive Officer of A&D Environmental Services Inc., an environmental and industrial services company, since 2009.  He currently serves on their Board of Directors.  From 2007 to 2009, Mr. Taveira was a Managing Partner of Precision Source LLC, a manufacturer of precision parts for various industries across the United States.  From 1997 to 2007, Mr. Taveira held several positions at PSC Inc., a national provider of environmental services, including President, Vice President and Regional General Manager.  From 1987 to 1997, Mr. Taveira held several management positions with Clean Harbors Inc., an international provider of environmental and energy services.  Mr. Taveira graduated from Worcester State University with a Bachelor of Science degree in Biology.

The Governance and Nominating Committee concluded that Mr. Taveira is well qualified and should be nominated to serve as a director due, in part to his understanding and experience as a Chief Executive Officer and director of A&D Environmental Services Inc.  Mr. Taveira is an independent director.

James M. Maher, 61, was appointed as a director of the Company in June 2013.  He spent his entire professional career with PricewaterhouseCoopers, LLP (PwC).  After nearly 40 years with PwC, 30 years as a partner, he retired in June 2012.  Most recently, Maher served as the managing partner of PwC’s U.S. assurance practice, comprised of more than 1,100 partners and 12,000 staff.  Previously, he served as the regional assurance leader for the metro assurance practice.  During his tenure at PwC, Maher worked closely with senior management at several multinational companies, dealing extensively with significant acquisitions, divestitures, initial public offerings and secondary offerings.  Maher earned a bachelor’s degree in Accounting from C.W. Post Campus of Long Island University (now LIU Post).

The Governance and Nominating Committee concluded that Mr. Maher is well qualified and should be nominated to serve as a director, due to his extensive experience at PricewaterhouseCoopers.  Additionally, Mr. Maher has significant experience in dealing with acquisitions, divestitures, initial public offerings and secondary offerings.  Mr. Maher is an independent director.

To the best of the Company’s knowledge, there are no material proceedings to which any nominee is a party, or has a material interest adverse to the Company.  To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THESE NOMINEES.  UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

PROPOSAL NO.  2 – RATIFICATION OF GRANT THORNTON, LLP AS INDEPENDENT AUDITORS

The Board and the Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent auditors for the fiscal year ending June 30, 2014.  Under the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — we are not required to have the stockholders ratify the selection of Grant Thornton as our independent auditors.  We are doing so because we believe it is good corporate practice to do so.  If the stockholders do not ratify the selection of Grant Thornton, the Board and the Audit Committee may reconsider whether or not to retain Grant Thornton.  Additionally, even if the selection is ratified, the Board and the Audit Committee in their sole discretion may change independent auditors at any time throughout the fiscal year.  Representatives from Grant Thornton are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Grant Thornton, LLP served as the independent auditors of the Company during Fiscal 2013, 2012 and 2011.  No relationship exists other than the usual relationship between independent public accountant and client.  The following table identifies the fees incurred for services rendered by Grant Thornton, LLP in Fiscal 2013, 2012 and 2011.

(In thousands)	Audit Fees	Audit-Related	Tax Fees (1)	All Other Fees (2)	Total Fees

Fiscal 2013:	$375	$—	$103	$14	$492
Fiscal 2012:	$338	$—	$107	$—	$445
Fiscal 2011:	$324	$—	$144	$—	$468

(1) Tax fees include fees paid for preparation of annual federal, state and local income tax returns, quarterly estimated income tax payments, and various tax planning services.

(2) Other fees include fees paid for review of various correspondences, miscellaneous studies, etc.

The non-audit services provided to the Company by Grant Thornton, LLP were pre-approved by the Company’s Audit Committee.  Prior to engaging its auditor to perform non-audit services, the Company’s Audit Committee reviews the particular service to be provided and the fee to be paid by the Company for such service and assesses the impact of the service on the auditor’s independence.

The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.  UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL.

PROPOSAL NO.  3 – APPROVAL OF THE 2014 LONG-TERM INCENTIVE PLAN

In recognition of the changing regulatory and business environment facing the Company today, the Board has determined there is a need for a greater variety of performance based executive compensation incentive alternatives.  Accordingly the Board recommends approval of the Lannett 2014 Long-Term Incentive (the “Plan”).  See Exhibit “I” for a complete copy of the Plan.

The purpose of the Plan is to enable management of the Company, key employees, directors and independent consultants to (i) own shares of common stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key management level employees of particular merit.

The Compensation Committee will administer the Plan with respect to awards of options and restricted stock to the Chief Executive Officer.  The Board will administer the Plan with respect to all other participants and will select officers, certain other key contributing employees, directors of the Company and certain independent consultants for participation.  The Plan authorizes the plan administrator to grant both stock and/or cash-based awards through (i) incentive and non-qualified stock options and/or (ii) restricted stock, and/or long-term performance awards to participants.  With respect to the stock options and stock grants, 3,000,000 shares will be set aside under the plan for stock option grants and/or restricted stock awards.  At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.).  The terms of the awards will be based on what the Committee determines is the most effective performance compensation approach to meet the Company’s strategic needs.

Stockholder approval will permit the Compensation Committee and the Board to manage the Plan and to grant awards under the Plan.  The above description is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit “I”.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE 2014 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO.  4 – APPROVAL OF INCREASE IN SHARES AUTHORIZED TO BE ISSUED

The Board has unanimously adopted a resolution to amend our Certificate of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 50,000,000 to 100,000,000 shares and has directed that the proposed amendment be submitted to our stockholders for their approval and adoption.  The amendment will replace Section 4 of our current Certificate of Incorporation, as amended, with the following language:

The corporation is authorized to issue capital stock to the extent of:  One Hundred Million (100,000,000) Shares of Common Stock, $.001 Par Value.

On November 30, 2013, the total shares of common stock issued and reserved for issuance pursuant to long-term and other incentive compensation plans totaled 35,283,264.  The preceding amount includes 435,913 shares held in treasury.  The aggregate amount of common stock issued and reserved for issuance consisted of the following amounts as of November 30, 2013:

•                  35,283,264 shares of common stock issued.

•                  1,434,189 shares of common stock reserved for issuance pursuant to the 2011 Long-Term Incentive Plan.

•                  1,159,940 shares of common stock reserved for issuance pursuant to the 2006 Long-Term Incentive Plan.

•                  463,002 shares of common stock reserved for issuance pursuant to the 2003 Long-Term Incentive Plan.

•                  710,405 shares of common stock reserved for issuance pursuant to the 2003 Employee Stock Purchase Plan.

As of November 30, 2013, the Company has only 10,949,200 unreserved shares for issuance.  The Board believes that this does not provide the Company with enough flexibility to finance Company initiatives such as raising capital, providing equity incentives to employees, directors and consultants, establishing strategic partnerships, asset purchases, or company acquisitions.  Although there is currently no plan or commitment to issue additional shares of common stock, the Board believes that it is in the best interest of the Company and our stockholders to have a sufficient number of authorized but unissued shares of common stock available for issuance in the future for such purposes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE INCREASE IN SHARES AUTHORIZED TO BE ISSUED.

BOARD OF DIRECTORS

The Role of the Board and Risk Oversight

The Board is responsible for overall corporate governance as well as for management and the direction of the Company as a whole.  The Board and various committees of the Board meet regularly to discuss operating and financial reports presented by members of the Company including but not limited to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and other members of management.

Assessing and managing risk is the responsibility of management; however the Board provides oversight and reviews various details regarding the Company’s risk mitigation efforts.  The Board is engaged in the Company’s strategic planning efforts, which include evaluating the objectives and risks associated with these initiatives.

Through the Board’s committees, the Board maintains broad oversight over various functions within the Company.  The Audit Committee, under its charter, reviews and discusses financial risk exposures and the steps management has taken to monitor and mitigate each risk.  The Compensation Committee in tandem with the Governance and Nominating Committee monitor risks associated with succession planning and the attraction and retention of talent, as well as risks related to the design of compensation programs within the Company.

The Board has adopted a Code of Business Conduct and Ethics (the “code of ethics”).  The code of ethics applies to all employees including the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller, and other finance employees.  The code of ethics is publicly available on our website at www.lannett.com.  If the Company makes any substantive amendments to the code of ethics or grants any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer, or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

The members of the Board are expected to attend all Board meetings whether in person or via teleconference.  Additionally, members of the Board are expected to attend the Annual Meeting of Stockholders.

The Board met four times during the fiscal year ended June 30, 2013 (“Fiscal 2013”).  In addition to meetings of the Board, directors attended meetings of individual Board committees.  Each of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member during Fiscal 2013.  All directors were present at the 2013 Annual Meeting.

Board Leadership Structure

Our Board leadership structure is one under which Jeffrey Farber serves as Chairman of the Board.  We currently have five other directors, including Arthur P. Bedrosian, President and Chief Executive Officer.  Four of the six directors currently serving on the Board of Directors are “independent” as defined by the NYSE.  The Board has four committees -- the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Strategic Planning Committee.  In addition, the non-management members of the Board of Directors meet regularly without management directors or management personnel present.

The Board believes that the role of Chairman of the Board and President and Chief Executive Officer should be separate and that the Chairman should not be an employee of the Company.  The Board believes that this separation benefits the stockholders in the form of increased oversight.  As further oversight, the “independent” Board members also meet throughout the year in executive sessions where neither management personnel nor other non-independent directors are present.  In the Company’s case, this would exclude both Jeffrey Farber, Chairman of the Board and Arthur P. Bedrosian, Chief Executive Officer.

Overall, we believe that the separation of the Chairmanship and Chief Executive Officer positions, our strong committee system, and regular non-management director and independent director meetings allow for effective Board oversight of management.

Communicating with the Board of Directors

Interested persons may contact the non-management directors by sending written comments to 13200 Townsend Road Philadelphia, PA 19154 Attn: Board of Directors.  The original communication as addressed or a summary of the submissions will be forwarded to the directors for discussion in the next directors meeting.  If a summary of the communication is provided, the original communication will be maintained on file and available for the directors’ review upon request.

Board Committees

The Board has four standing committees - Audit Committee, Compensation Committee, Governance and Nominating Committee and Strategic Planning Committee.  There were nine Audit Committee meetings, two Strategic Planning Committee meetings, ten Governance and Nominating Committee meetings, ten Compensation Committee meetings and two Independent Directors meeting held during Fiscal 2013.  The following table shows the directors who are currently members of each Board Committee:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee	Strategic Planning Committee
Jeffrey Farber	-	-	-	Member
Arthur P. Bedrosian, J.D.	-	-	-	Chairman
Dr. Kenneth Sinclair	Chairman	Member	Member	-
David Drabik	Member	Member	Chairman	Member
Paul Taveira	Member	Chairman	Member	-
James M. Maher	Member	Member	-	-

The Audit Committee has responsibility for overseeing the Company’s financial reporting process on behalf of the Board.  In addition, Audit Committee responsibilities include selection of the Company’s independent auditors, conferring with the independent auditors regarding their audit of the Company’s consolidated financial statements, reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence, and considering the adequacy of internal financial controls.  The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.  The charter describes the nature and scope of the Audit Committee’s responsibilities.  All members of the Audit Committee are independent directors as defined by the rules of the NYSE.  See “Report of the Audit Committee.”

Financial expert on audit committee:  The Board has determined that Dr. Sinclair, current director of Lannett, is the audit committee financial expert as defined in section 3(a)(58) of the Exchange Act and the related rules of the Commission.

The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation of the executive officers of the Company.  For a discussion on the Committee’s process and factors used in determining executive compensation refer to “Compensation Discussion and Analysis” starting on page 21.  The Committee also administers the Company’s equity compensation plans.  The Compensation Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.  All members of the Compensation Committee are independent directors as defined by the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during Fiscal year 2013 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board.

The Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals for nomination.  All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.  Other facts considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the pharmaceutical industry and public companies, as well as the ability of the individual to devote the necessary time to service as a director.  Although the Committee does not have a formal diversity policy, it believes diversity is an important factor in determining the composition of the Board.

Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the Governance and Nominating Committee performs a robust review, which includes collection of outside information, to include publicly available information and all other relevant information available to determine if the person should be considered further.  Once this determination has been made the person is contacted.  If the person expresses a willingness and interest to be considered to serve on the Board, the Governance and Nominating Committee will request further information from the candidate including resumes, references and other relevant information.  A formal interview is then held.  The Governance and Nominating Committee will then consider all information, qualifications, and accomplishments, including comparisons to other potential candidates before making its final decision.

The Governance and Nominating Committee will also consider candidates recommended by Stockholders.  All nominees will be evaluated in the same manner, regardless of whether they were recommended by the Governance and Nominating Committee, or recommended by a stockholder.  To have a candidate considered by the Governance and Nominating Committee, as stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of ownership; and
•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Governance and Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Company at 13200 Townsend Road, Philadelphia, PA 19154, and must be received not less than 120 days prior to the anniversary date of the Company’s most recent Annual Meeting.

The Governance and Nominating Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.  All members of the Governance and Nominating Committee are independent directors as defined by the rules of the NYSE.

The Strategic Planning Committee oversees the Company’s medium and long-term business strategies, including the decisions regarding new product initiatives, joint ventures and alliances, new markets and other matters related to the Company’s long-term planning process.

Executive Sessions of Independent Directors

In accordance with the rules and regulations of the NYSE, non-management independent directors meet at regularly scheduled executive sessions without management participation.  At least once a year, an executive session is held with only independent directors.  Executive sessions are chaired by one of the independent directors on a rotating basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of four independent directors (as defined in section 303(A) of the NYSE listing company manual) and operates under a written charter adopted by the Board of Directors in accordance with rules of the NYSE.

Management is responsible for the Company’s internal controls and the financial reporting process, in compliance with Sarbanes-Oxley Section 404 requirements.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue an opinion on the financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.  Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  SAS 61 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed with the Company’s independent auditors, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.  Grant Thornton, LLP, Lannett’s independent auditors, stated in the written disclosures that in its judgment it is, in fact, independent.  The Audit Committee concurred in that judgment of independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended, and the Board of Directors approved, that the audited consolidated financial statements be included in Lannett’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 as filed with the Securities and Exchange Commission.

Audit Committee:

Kenneth Sinclair, Ph. D. (Chairman)
David Drabik
Paul Taveira
James M. Maher

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 31, 2013, information regarding the security ownership of the directors and certain executive officers of the Company and persons known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock.  Although grants of restricted stock under the Company’s 2006 and 2011 Long Term Incentive Plans (“LTIPs”) vest over various periods subsequent to the grant date, the restricted shares are included below because the voting rights with respect to such restricted stock are acquired immediately upon grant.

Name and Address of
Beneficial Owner /		Excluding Options (*)					Including Options (**)
Director / Executive Officer	Office	Shares Held Directly	Shares Held Indirectly	Total Shares		Percent of Class	Number of Shares		Percent of Class

Arthur P. Bedrosian 13200 Townsend Road Philadelphia, PA 19154	President and Chief Executive Officer	627,152	37,150	664,302	(1)	1.91%	1,010,301	(1),(2)	2.88%

David Drabik 13200 Townsend Road Philadelphia, PA 19154	Director	31,875	0	31,875		0.09%	31,875		0.09%

Robert Ehlinger 13200 Townsend Road Philadelphia, PA 19154	VP of Logistics and Chief Information Officer	33,172	0	33,172	(3)	0.10%	138,096	(3),(4)	0.40%

William Farber 13200 Townsend Road Philadelphia, PA 19154	Chairman Emeritus	3,335,626	0	3,335,626	(5)	9.59%	3,360,626	(5),(6)	9.66%

Jeffrey Farber 13200 Townsend Road Philadelphia, PA 19154	Chairman of the Board, Director	404,345	4,706,829	5,111,174	(7)	14.70%	5,148,674	(7),(8)	14.79%

David Farber 6884 Brook Hollow Ct West Bloomfield, MI 48322		75,000	4,851,578	4,926,578	(9)	14.17%	4,939,078	(9),(10)	14.20%

Farber Properties 1775 John R Road Troy, MI 48083		4,050,000	0	4,050,000	(11)	11.65%	4,050,000	(11)	11.65%

Farber Family LLC 1775 John R Road Troy, MI 48083		528,142	0	528,142	(12)	1.52%	528,142	(12)	1.52%

Farber Investment LLC 1775 John R Road Troy, MI 48083		38,000	0	38,000	(13)	0.11%	38,000	(13)	0.11%

Martin Galvan 13200 Townsend Road Philadelphia, PA 19154	VP of Finance, Chief Financial Officer and Treasurer	26,500	0	26,500	(14)	0.08%	63,832	(14),(15)	0.18%

James M. Maher 13200 Townsend Road Philadelphia, PA 19154	Director	4,375	0	4,375		0.01%	4,375		0.01%

Ernest J. Sabo 13200 Townsend Road Philadelphia, PA 19154	VP of Regulatory Affairs and Chief Compliance Officer	24,033	0	24,033	(16)	0.07%	117,126	(16),(17)	0.34%

William F. Schreck 13200 Townsend Road Philadelphia, PA 19154	Chief Operating Officer	47,021	0	47,021	(18)	0.14%	290,019	(18),(19)	0.83%

Kenneth Sinclair 13200 Townsend Road Philadelphia, PA 19154	Director	39,375	0	39,375		0.11%	39,375		0.11%

Kevin R. Smith 13200 Townsend Road Philadelphia, PA 19154	VP of Sales and Marketing	27,969	0	27,969	(20)	0.08%	170,968	(20),(21)	0.49%

Name and Address of
Beneficial Owner /		Excluding Options (*)				Including Options (**)
Director / Executive Officer	Office	Shares Held Directly	Shares Held Indirectly	Total Shares	Percent of Class	Number of Shares	Percent of Class
Paul Taveira 13200 Townsend Road Philadelphia, PA 19154	Director	12,875	0	12,875	0.04%	12,875	0.04%

All directors and executive officers as a group (11 persons)		1,278,692	4,743,979	6,022,671	17.32%	7,027,516	19.64%

(1)               Includes 37,150 shares owned by Arthur P. Bedrosian’s wife.  Mr. Bedrosian disclaims beneficial ownership of these shares.  Includes 45,903 shares of common stock held through employee stock purchase plan.  Also includes 22,500 unvested shares received pursuant to a restricted stock award granted in October 2013.

(2)               Includes 30,000 vested options to purchase common stock at an exercise price of $16.04 per share, 25,000 vested options to purchase common stock at an exercise price of $8.00 per share, 30,000 vested options to purchase common stock at an exercise price of $6.89 per share, 75,000 vested options to purchase common stock at an exercise price of $4.03 per share, 30,000 vested options to purchase common stock at an exercise price of $2.80, and 75,000 vested options to purchase common stock at an exercise price of $6.94 per share, 59,666 vested options to purchase common stock at an exercise price of $3.55, and 21,333 vested options to purchase common stock at an exercise price of $4.16.

(3)               Includes 7,000 unvested shares received pursuant to a restricted stock award grant in October 2013.

(4)               Includes 10,425 vested options to purchase common stock at an exercise price of $5.05 per share, 7,500 vested options to purchase common stock at an exercise price of $6.89 per share, 15,000 vested options to purchase common stock at an exercise price of $4.03 per share, 15,000 vested options to purchase common stock at an exercise price of $6.94 per share, 12,000 vested options to purchase common stock at an exercise price of $5.02, 33,333 vested options to purchase common stock at an exercise price of $3.55, and 11,666 vested options to purchase common stock at an exercise price of $4.16.

(5)               Includes 402,565 shares jointly held by William Farber and William Farber’s spouse, Audrey Farber, and 26,250 shares held in William Farber’s IRA account.

(6)               Includes 25,000 vested options to purchase common stock at an exercise price of $16.04 per share.

(7)               Includes 4,050,000 shares held by Farber Properties Group LLC (“FPG”).  FPG is managed and jointly owned by Jeffrey Farber and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of 2,025,000 shares held by FPG.  Includes 528,142 shares held by Farber Family LLC (“FFLLC”) which is managed by Jeffrey and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares.  Includes 73,408 shares held by Jeffrey Farber as custodian for his children, 17,279 shares held as joint custodian with David Farber for a relative, and also includes 38,000 shares held by Farber Investment Company (“FIC”).  Jeffrey Farber and David Farber each beneficially own 25% of FIC and each disclaim beneficial ownership of all but 9,500 shares held by FIC.

(8)               Includes 12,500 vested options to purchase common stock at an exercise price of $16.04, 20,000 vested options to purchase common stock at an exercise price of $4.55, and 5,000 vested options to purchase common stock at an exercise price of $6.89.

(9)               Includes 4,050,000 shares held by FPG.  FPG is managed and jointly owned by Jeffrey Farber and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of 2,025,000 shares held by FPG.  Includes 528,142 shares held by FFLLC, which is managed by Jeffrey and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares.  Indirect shares include 218,157 shares held by David Farber as custodian for his children and 17,279 shares held as joint custodian for a relative.  Also includes 38,000 shares held by FIC.  Jeffrey Farber and David Farber each beneficially own 25% of FIC and each disclaim beneficial ownership of all but 9,500 shares held by FIC.

(10)         Includes 12,500 vested options to purchase common stock at an exercise price of $16.04 per share.

(11)         Farber Properties Group, LLC is managed and jointly owned by Jeffrey Farber and David Farber.

(12)         Farber Family LLC is managed by Jeffrey Farber and David Farber as trustees.

(13)         Farber Investment LLC is beneficially owned 25% each by Jeffrey and David Farber and 50% by Larry Farber.

(14)         Includes 22,500 unvested shares received pursuant to a restricted stock award granted in October 2013.

(15)         Includes 26,666 vested options to purchase common stock at an exercise price of $4.73 per share and 10,666 vested options to purchase common stock at an exercise price of $4.16 per share.

(16)         Includes 7,800 unvested shares received pursuant to a restricted stock award granted in October 2013.

(17)         Includes 3,260 vested options to purchase common stock at an exercise price of $7.48 per share, 4,000 vested options to purchase common stock at an exercise price of $5.18 per share, 7,500 vested options to purchase common stock at an exercise price of $6.89 per share, 50,000 vested options to purchase common stock at an exercise price of $6.94 per share, 16,667 vested options to purchase common stock at an exercise price of $3.55, and 11,666 vested options to purchase common stock at an exercise price of $4.16 per share.

(18)         Includes 10,000 unvested shares received pursuant to a restricted stock award granted in October 2013.

(19)         Includes 12,000 vested options to purchase common stock at an exercise price of $5.18 per share, 15,000 vested options to purchase common stock at an exercise price of $6.89 per share, 50,000 vested options to purchase common stock at an exercise price of $4.03 per share, 16,000 vested options to purchase common stock at an exercise price of $2.80 per share, 15,000 vested options to purchase common stock at an exercise price of $7.53 per share, 60,000 vested options to purchase common stock at an exercise price of $6.94 per share, 16,666 vested options to purchase common stock at an exercise price of $5.02, 46,666 vested options to purchase common stock at an exercise price of $3.55, and 11,666 vested options to purchase common stock at an exercise price of $4.16 per share.

(20)         Includes 10,050 unvested shares received pursuant to a restricted stock award granted in October 2013.

(21)         Includes 20,000 vested options to purchase common stock at an exercise price of $16.04 per share, 12,000 vested options to purchase common stock at an exercise price of $5.18 per share, 50,000 vested options to purchase common stock at an exercise price of $4.03 per share, 16,000 vested options to purchase common stock at an exercise price of $2.80, 33,333 vested options to purchase common stock at an exercise price of $3.55, and 11,666 vested options to purchase common stock at an exercise price of $4.16 per share.

*   Percent of class calculation is based on 34,772,490 outstanding shares of common stock at October 31, 2013.

** Assumes that all options exercisable within sixty days have been exercised.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during Fiscal 2013 all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners under Section 16(a) of the Exchange Act were complied with in a timely manner, except for Form 4s related to a grant of restricted stock to directors on  July 17, 2012; Form 4s related to officers’ withholding of shares for taxes pursuant to a restricted stock vesting on October 26, 2012; a Form 4 relating to purchase of common stock by Mr. Taveira on March 14, 2013; and Form 5s for Jeffrey Farber, David Farber and William Farber.

DIRECTORS AND OFFICERS

The directors and executive officers of the Company are set forth below:

	Age	Position
Directors:

William Farber	82	Chairman Emeritus

Jeffrey Farber	53	Chairman of the Board

Arthur P. Bedrosian	68	Director

Kenneth Sinclair Ph.D.	67	Director

David Drabik	45	Director

Paul Taveira	54	Director

James M. Maher	61	Director

Officers:

Arthur P. Bedrosian	68	President and Chief Executive Officer

Martin P. Galvan	61	Vice President of Finance, Chief Financial Officer and Treasurer

William F. Schreck	65	Chief Operating Officer

Kevin R. Smith	53	Vice President of Sales and Marketing

Ernest J. Sabo	65	Vice President of Regulatory Affairs and Chief Compliance Officer

Robert Ehlinger	56	Vice President of Logistics and Chief Information Officer

William Farber was elected as Chairman of the Board of Directors in August 1991.  From April 1993 to the end of 1993, Mr. Farber was the President and a director of Auburn Pharmaceutical Company.  From 1990 through March 1993, Mr. Farber served as director of Purchasing for Major Pharmaceutical Corporation.  From 1965 through 1990, Mr. Farber was the Chief Executive Officer of Michigan Pharmacal Corporation.  Mr. Farber was previously a registered pharmacist in the State of Michigan for more than 40 years until his retirement from active employment in the pharmaceutical industry.  On June 1, 2011, Mr. Farber retired from his position as Chairman of the Board and was appointed Chairman Emeritus.

Jeffrey Farber - See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Farber.

Arthur P. Bedrosian – See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Bedrosian

Kenneth Sinclair, Ph.D. was elected a director of the Company in September 2005.  Dr. Sinclair is currently Professor of Accounting in the College of Business and Economics at Lehigh University, where he began his academic career in 1972.  Dr. Sinclair had served as Chair of Lehigh’s Accounting Department from 1988 to 1994 and 1998 to 2007 and also as Senior Advisor to the Dean from 2007 to 2013.  He has taught a variety of accounting courses, including financial and managerial accounting at both the undergraduate and graduate level.  He has been recognized for his teaching innovation, held leadership positions with professional accounting organizations and served on numerous academic and advisory committees.  He has received a number of awards and honors for teaching and service, and has researched and written on a myriad of subjects related to accounting.  He has also been heavily involved with strategic planning at both the College and Department level at Lehigh.  Dr. Sinclair earned a Bachelor of Business Administration degree in Accounting, a Master of Science degree in Accounting and a Doctorate Degree in Business Administration with a concentration in Accounting from the University of Massachusetts.

David Drabik – See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Drabik.

Paul Taveira – See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Taveira.

James M. Maher – See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Maher.

Martin P. Galvan, CPA was appointed as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer in August 2011.  Most recently, he was Chief Financial Officer of CardioNet, Inc., a medical technology and service company.  From 2001 to 2007, Mr. Galvan was employed by Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007.  Prior to the acquisition, he served as Executive Vice President, Chief Financial Officer and director Investor Relations.  From 1999 to 2001, Mr. Galvan served as Chief Financial Officer of Rodel, Inc., a precision surface technologies company in the semiconductor industry.  From 1979 to 1998, Mr. Galvan held several positions with Rhone-Poulenc Rorer Inc., a pharmaceutical company, including Vice President, Finance - The Americas; President & General Manager, RPR Mexico & Central America; Vice President, Finance, Europe/Asia Pacific; and Chief Financial Officer, United Kingdom & Ireland.  Mr. Galvan began his career with the international accounting firm Ernst & Young LLP.  He earned a Bachelor of Arts degree in economics from Rutgers University and is a member of the American Institute of Certified Public Accountants.

William F. Schreck joined the Company in January 2003 as Materials Manager.  In May 2004, he was promoted to Vice President of Logistics.  In August 2009, Mr. Schreck was promoted to Senior Vice President and General Manager.  In January 2011, Mr. Schreck was promoted to Chief Operating Officer.  Prior to this, from 1999 to 2001, he served as Vice President of Operations at Nature’s Products, Inc., an international nutritional and over-the-counter drug product manufacturing and distribution company.  From 2001 to 2002 he served as an independent consultant for various companies.  Mr. Schreck’s prior experience also includes comprehensive executive management positions at Ivax Pharmaceuticals, Inc., a division of Ivax Corporation, Zenith-Goldline Laboratories and Rugby-Darby Group Companies, Inc. Mr. Schreck has a Bachelor of Arts Degree from Hofstra University.

Kevin R. Smith joined the Company in January 2002 as Vice President of Sales and Marketing.  Prior to this, from 2000 to 2001, he served as Director of National Accounts for Bi-Coastal Pharmaceutical, Inc., a pharmaceutical sales representation company.  Prior to this, from 1999 to 2000, he served as National Accounts Manager for Mova Laboratories Inc., a pharmaceutical manufacturer.  Prior to this, from 1991 to 1999, Mr. Smith served as National Sales Manager at Sidmak Laboratories, a pharmaceutical manufacturer.  Mr. Smith has extensive experience in the generic sales market, and brings to the Company a vast network of customers, including retail chain pharmacies, wholesale distributors, mail-order wholesalers and generic distributors.  Mr. Smith has a Bachelor of Science Degree in Business Administration from Gettysburg College.

Ernest J. Sabo joined the Company in March 2005 as Director of Quality Assurance.  In May 2008, Mr. Sabo was promoted to Vice President of Regulatory Affairs and Chief Compliance Officer.  Prior to this, he served at Wyeth Pharmaceuticals as Manager of QA Compliance from 2001 to 2003 and as Associate Director of QA Compliance from 2003 to 2005.  Mr. Sabo held former positions as Director of Validation, Quality Assurance, Quality Control and R&D at Delavau/Accucorp, Inc. from 1993 thru 2001.  He has over 30 years of experience in the pharmaceutical industry, his background spans from Quality Assurance, Quality Control, Cleaning/Process Validation and Manufacturing turn-key operations.  Mr. Sabo holds a Bachelor of Arts in Biology from Trenton State College (now known as The College of New Jersey).

Robert Ehlinger joined the Company in July 2006 as Chief Information Officer.  In June 2011, Mr. Ehlinger was promoted to Vice President of Logistics and Chief Information Officer.  Prior to joining Lannett, Mr. Ehlinger was the Vice President of Information Technology at MedQuist, Inc., a healthcare services provider, where his career spanned 10 years in progressive operational and technology roles.  Prior to MedQuist, Mr. Ehlinger was with Kennedy Health Systems as their Corporate Director of Information Technology supporting acute care and ambulatory care health information systems and biomedical support services.  Earlier on, Mr. Ehlinger was with Dowty Communications where he held various technical and operational support roles prior to assuming the role of International Distribution Sales Executive managing the Latin America sales distribution channels.  Mr. Ehlinger received a Bachelor’s of Arts degree in Physics from Gettysburg College in Gettysburg, PA.

To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director, executive officer, or significant employee during the past five years.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation paid to or earned by the named executive officers (“NEOs” or “Named Executive Officers”) of the Company for Fiscal Years 2013, 2012 and 2011.

Name and Principal Position	Fiscal Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)

Arthur P. Bedrosian	2013	$437,513	$25,300	$150,810	$588,784	$62,587	$1,264,994
President and Chief Executive	2012	425,096	20,250	171,315	198,908	22,542	838,111
Officer	2011	416,763	—	—	—	22,556	439,319

Martin P. Galvan	2013	270,193	—	75,405	368,076	20,041	733,715
VP of Finance, Chief Financial	2012	235,577	—	107,364	116,320	14,873	474,134
Officer, And Treasurer (1)	2011	—	—	—	—	—	—

William F. Schreck	2013	255,856	—	82,474	344,319	21,985	704,634
Chief Operating Officer	2012	250,000	—	205,292	116,320	18,263	589,875
	2011	219,231	—	—	—	19,592	238,823

Ernest J. Sabo	2013	173,983	—	82,474	234,137	15,708	506,302
VP of Regulatory Affairs	2012	170,000	—	95,707	79,098	15,642	360,447
and Chief Compliance Officer	2011	153,616	—	—	—	18,077	171,693

Kevin R. Smith	2013	218,965	—	82,474	294,673	26,682	622,794
VP of Sales and Marketing	2012	212,755	—	95,707	99,549	22,013	430,024
	2011	207,722	—	—	—	21,888	229,610

(1)  Martin P. Galvan was appointed and assumed the role of Vice President of Finance, Chief Financial Officer, and Treasurer on August 8, 2011.

All Other Compensation

The following summarizes the components of column (i) of the Summary Compensation Table:

		Company
		Match		Pay in
Name and Principal	Fiscal	Contributions	Auto	Lieu of	Excess Life	Termination
Position	Year	401(k) Plan	Allowance	Vacation	Insurances	Related	Total

Arthur P. Bedrosian	2013	$8,433	$13,500	$39,760	$894	$—	$62,587
President and	2012	8,280	13,500	—	762	—	22,542
Chief Executive Officer	2011	8,294	13,500	—	762	—	22,556

Martin P. Galvan	2013	8,601	10,800	—	640	—	20,041
VP of Finance, Chief Financial	2012	4,327	10,177	—	369	—	14,873
Officer and Treasurer (1)	2011	—	—	—	—	—	—

William F. Schreck	2013	7,592	10,800	2,968	625	—	21,985
Chief Operating Officer	2012	7,067	10,800	—	396	—	18,263
	2011	8,327	10,800	—	465	—	19,592

Ernest J. Sabo	2013	4,283	10,800	—	625	—	15,708
VP of Regulatory Affairs	2012	4,446	10,800	—	396	—	15,642
and Chief Compliance Officer	2011	6,812	10,800	—	465	—	18,077

Kevin R. Smith	2013	8,794	13,500	4,234	154	—	26,682
VP of Sales and Marketing	2012	8,375	13,500	—	138	—	22,013
	2011	8,250	13,500	—	138	—	21,888

(1)  Martin P. Galvan was appointed and assumed the role of Vice President of Finance, Chief Financial Officer, and Treasurer on August 8, 2011.

Aggregated Options/SAR Exercises and Fiscal Year-end Options/SAR Values

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Stocks or Units (#)	Underlying Options (#)	Awards ($/sh)	Options Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(i)

Arthur P. Bedrosian	7/17/2012	—	—	—	—	—	—	5,000	—	—	$25,300
President and	10/26/2012	—	—	—	—	—	—	—	64,000	$4.16	150,810
Chief Executive Officer

Martin P. Galvan	10/26/2012	—	—	—	—	—	—	—	32,000	$4.16	$75,405
VP of Finance and Chief Financial Officer and Treasurer

William F. Schreck	10/26/2012	—	—	—	—	—	—	—	35,000	$4.16	$82,474
Chief Operating Officer

Ernest J. Sabo	10/26/2012	—	—	—	—	—	—	—	35,000	$4.16	$82,474
VP of Regulatory Affairs
and Chief Compliance Officer

Kevin R. Smith	10/26/2012	—	—	—	—	—	—	—	35,000	$4.16	$82,474
VP of Sales and Marketing

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Arthur P. Bedrosian	33,000	—	—	$17.36	10/23/2013
President and Chief	30,000	—	—	$16.04	5/11/2014
Executive Officer	25,000	—	—	$8.00	1/18/2016
	30,000	—	—	$6.89	11/27/2016
	75,000	—	—	$4.03	9/17/2017
	30,000	—	—	$2.80	9/18/2018
	75,000	—	—	$6.94	10/29/2019
	29,833	59,667	—	$3.55	8/25/2021
	—	64,000	—	$4.16	10/25/2022
						—	$—

Martin P. Galvan	13,333	26,667	—	$4.73	7/15/2021
VP of Finance, Chief Financial	—	32,000	—	$4.16	10/25/2022
Officer and Treasurer						—	$—

William F. Schreck	12,000	—	—	$5.18	10/25/2015
Chief Operating Officer	15,000	—	—	$6.89	11/27/2016
	50,000	—	—	$4.03	9/17/2017
	16,000	—	—	$2.80	9/18/2018
	15,000	—	—	$7.53	10/27/2019
	60,000	—	—	$6.94	10/29/2019
	8,333	16,667	—	$5.02	7/8/2021
	23,333	46,667	—	$3.55	8/25/2021
	—	35,000	—	$4.16	10/25/2022
						—	$—

Ernest J. Sabo	3,260	—	—	$7.48	3/1/2015
VP of Regulatory Affairs	4,000	—	—	$5.18	10/25/2015
and Chief Compliance Officer	7,500	—	—	$6.89	11/27/2016
	50,000	—	—	$6.94	10/29/2019
	—	33,334	—	$3.55	8/25/2021
	—	35,000	—	$4.16	10/25/2022
						—	$—

Kevin R. Smith	13,000	—	—	$17.36	10/23/2013
VP of Sales and Marketing	20,000	—	—	$16.04	5/11/2014
	12,000	—	—	$5.18	10/25/2015
	50,000	—	—	$4.03	9/17/2017
	16,000	—	—	$2.80	9/18/2018
	16,666	33,334	—	$3.55	8/25/2021
	—	35,000	—	$4.16	10/25/2022
						—	$—

The options above were granted ten years prior to the option expiration date and vest over three years from that grant date.

Option Exercises and Stock Vested in Fiscal Year 2013

	Options		Stock Awards
	Number of	Value	Number of	Value
Name and Principal	Shares Acquired	Realized	Shares Acquired	Realized
Position	on Exercise	on Exercise	on Vesting	on Vesting

Arthur P. Bedrosian
President and Chief Executive Officer	18,000	$8,400	15,000	$66,900

Martin P. Galvan
VP of Finance, Chief Financial Officer and Treasurer	—	—	—	—

William F. Schreck
Chief Operating Officer	—	—	5,000	$20,800

Ernest J. Sabo
VP of Regulatory Affairs and Chief Compliance Officer	47,666	$315,647	5,000	$20,800

Kevin R. Smith
VP of Sales and Marketing	65,000	$318,327	5,000	$20,800

Employment Agreements

The Company has entered into employment agreements with Arthur P. Bedrosian, President and Chief Executive Officer, Martin P. Galvan, VP of Finance, Chief Financial Officer and Treasurer, Kevin R. Smith, VP of Sales and Marketing, William F. Schreck, Chief Operating Officer, Ernest J. Sabo, VP of Regulatory Affairs and Chief Compliance Officer, and Robert Ehlinger, VP of Logistics and Chief Information Officer.  Each of the agreements provides for an annual base salary and eligibility to receive a bonus.  The salary and bonus amounts of these executives are determined by the review and approval of the Compensation Committee in accordance with the Committee’s Charter as approved by the Board of Directors.  Additionally, these executives are eligible to receive stock options and restricted stock awards.  Under the agreements, these executive employees may be terminated at any time with or without cause, or by reason of death or disability.  In certain termination situations, the Company is liable to pay these executives severance compensation as discussed in the table below.

Potential Payments upon Termination or Change in Control

The following table assumes that the relevant triggering event occurred on June 30, 2013.  The fair market values of share-based compensation (i.e. Stock Options and Restricted Stock) were calculated using the closing price of Lannett Company, Inc. stock ($11.91) on June 28, 2013, which was the last trading day of Fiscal 2013.  The “spread,” the difference between the fair market value of Lannett Company’s stock on June 28, 2013, and the option exercise price, was used for valuing stock options.

			Acceleration and Exercisability	Acceleration
			Of Unvested	Of Unvested	Insurance
	Base Salary	Annual Cash	Stock Option	Restricted	Benefit	Other
Name	Continuation	Bonus	Awards	Stock	Continuation	Benefits	Total

Arthur P. Bedrosian
Without Cause/With Good Reason (1) (2)	$1,319,694	$588,784	$994,816	$—	$37,252	$7,276	$2,947,822
For Cause (3) (4)	—	588,784	—	—	—	7,276	596,060
Retirement / Death / Disability (3)	—	588,784	—	—	—	7,276	596,060
Change in Control (5)	1,319,694	588,784	994,816	—	37,252	7,276	2,947,822

Martin P. Galvan
Without Cause/With Good Reason (1) (2)	$412,500	$368,076	$439,469	$—	$37,260	$3,316	$1,260,621
For Cause (3) (4)	—	368,076	—	—	—	3,316	371,392
Retirement / Death / Disability (3)	—	368,076	—	—	—	3,316	371,392
Change in Control (5)	412,500	368,076	439.469	—	37,260	3,316	1,260,621

William F. Schreck
Without Cause/With Good Reason (1) (2)	$385,875	$344,319	$776,222	$—	$29,490	$5,160	$1,541,066
For Cause (3) (4)	—	344,319	—	—	—	5,160	349,479
Retirement / Death / Disability (3)	—	344,319	—	—	—	5,160	349,479
Change in Control (5)	385,875	344,319	776,222	—	29,490	5,160	1,541,066

Ernest J. Sabo
Without Cause/With Good Reason (1) (2)	$262,396	$234,137	$549,922	$—	$14,726	$3,656	$1,064,837
For Cause (3) (4)	—	234,137	—	—	—	3,656	237,793
Retirement / Death / Disability (3)	—	234,137	—	—	—	3,656	237,793
Change in Control (5)	262,396	234,137	549,922	—	14,726	3,656	1,064,837

Kevin R. Smith
Without Cause/With Good Reason (1) (2)	$330,237	$294,673	$549,922	$—	$36,313	$5,152	$1,216,297
For Cause (3) (4)	—	294,673	—	—	—	5,152	299,825
Retirement / Death / Disability (3)	—	294,673	—	—	—	5,152	299,825
Change in Control (5)	330,237	294,673	549,922	—	36,313	5,152	1,216,297

(1) Each employment agreement ranges from 1-3 years and is automatically renewed unless notice is given by either party.  Any non-renewal of the existing employment agreements by the Company and any resignation of the Executive with Good Reason both constitute a termination without Cause.  Under the existing employment agreements base salary continuation for a period of 18-36 months, pro-rated cash bonus as if all targets and goals were achieved subject to any applicable cap on cash payments, acceleration of exercisability of unvested stock option awards, acceleration of unvested restricted stock, and insurance benefit continuation for a period of 18 months (collectively “Severance Compensation”) will only be made if the Executive executes and delivers to the Company, in a form prepared by the Company, a release of all claims against the Company and other appropriate parties, excluding the Company’s performance obligation to pay Severance Compensation and the Executive’s vested rights under the Company sponsored retirement plans, 401(k) plans and stock ownership plans (“General Release”).  Severance Compensation is paid in equal monthly installments over a 12 month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date.  Earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(2)  Under the existing employment agreements, Good Reason is defined as giving written notice of his resignation within thirty (30) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events: (A) the assignment to Executive of duties materially and adversely inconsistent with Executive’s position or a material and adverse alteration in the nature of his duties, responsibilities and/or reporting obligations, (B) a reduction in Executive’s Base Salary or a failure to pay any such amounts when due; or (C) the relocation of Company headquarters more than 100 miles from its current location.  Good Reason is also defined to include any other reason provided the Executive gives at least thirty (30) days prior written notice to Company.

(3) Under the existing employment agreements,  if the Executive is terminated For Cause; by death; by disability; resigns without Good Reason; or retires; earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(4) For Cause generally means Executive’s willful commission of an act constituting fraud, embezzlement, breach of fiduciary duty, material dishonesty with respect to the Company, gross negligence or willful misconduct in performance of Executive duties, willful violation of any law, rule or regulation relating to the operation of the Company, abuse of illegal drugs or other controlled substances or habitual intoxication, willful violation of published business conduct guidelines, code of ethics, conflict of interest or other similar policies, and Executive becoming under investigation by or subject to any disciplinary charges by any regulatory agency having jurisdiction over the Company (including but not limited to the Drug Enforcement Administration (DEA), Food and Drug Administration (FDA) or the Securities and Exchange Commission (SEC)) or if any complaint is filed against the Executive by any such regulatory agency.

(5) Under the existing employment agreements a Change in Control is defined as a “change in ownership of the Company”, “a change in effective control of the Company”, or “a change in ownership of a substantial portion of the Company’s assets.”  If the Executive is terminated by the Company without Cause or resigns with Good Reason within 24 months of a Change in Control event, the Executive shall be entitled to earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items.  These items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.  Additionally, the Executive shall be entitled to Severance Compensation to be paid in equal monthly installments over a 12 month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date.  A written notice that the Executive’s employment term is not extended within the 24-month period after a Change in Control shall be deemed a termination without Cause, unless the Executive and the Company execute a new employment agreement.

Compensation of Directors

Non-employee directors received a retainer of $3,500 per month as compensation for their services during Fiscal 2013.  They also were compensated $1,000 per Board meeting.  There were four (4) Board meetings held during Fiscal 2013.  Additional committees of the Board of Directors include the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Strategic Planning Committee.  Committee members received $1,000 and the Chairman received $1,500 per Committee meeting attended.  There were nine (9) Audit Committee meetings, two (2) Strategic Planning Committee meetings, ten (10) Governance and Nominating Committee meetings, ten (10) Compensation Committee meetings and two (2) Independent Directors meeting held during Fiscal 2013.  Directors are also reimbursed for expenses incurred in attending Board and Committee meetings.

DIRECTOR COMPENSATION

	Fees Earned	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Ronald A. West (1)	$33,500	$25,300	—	—	—	—	$58,800

Jeffrey Farber	52,000	25,300	—	—	—	—	77,300

Kenneth Sinclair	86,000	25,300	—	—	—	—	111,300

Albert Wertheimer (1)	33,000	25,300	—	—	—	—	58,300

Myron Winkelman (1)	33,000	25,300	—	—	—	—	58,300

David Drabik	81,000	25,300	—	—	—	—	106,300

Paul Taveira	80,000	12,650	—	—	—	—	92,650

(1)  Ronald A. West, Albert Wertheimer and Myron Winkleman retired from the Board of Directors effective December 31, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

A fundamental goal of our compensation program is to maximize shareholder value.  In order to accomplish this goal, we must attract and retain talented and capable executives, and we must provide those executives with incentives that motivate and reward them for achieving Lannett’s short and longer-term goals.  To this end, our executive compensation is guided by the following key principles:

•                  Executive compensation should depend upon group and individual performance factors;

•                  The interests of executives should be closely aligned with those of shareholders through equity-based compensation; and

•                  Compensation should be appropriate and fair in comparison to the compensation provided to similarly situated executives within the pharmaceutical industry and within other publicly-traded companies similar in market capitalization to Lannett.

Important to our compensation program are the decisions of and guidance from the Compensation Committee of our Board of Directors.  The Compensation Committee (which we refer to, for purposes of this analysis, as “the Committee”) is composed entirely of directors who are independent of Lannett under the independence standards established by the NYSE stock exchange, the securities exchange where our common stock is traded.  The Committee operates pursuant to a written charter adopted by the Board.  If you would like to review the Committee’s charter, it is available by request from our Chief Financial Officer, at 13200 Townsend Road, Philadelphia, Pennsylvania 19154 or on our website at www.lannett.com under the section titled “Investor Relations.”

The Committee has the authority and responsibility to establish and periodically review our executive compensation principles, described above.  Importantly, the Committee also has sole responsibility for approving the corporate goals and objectives upon which the compensation of the chief executive officer (the “CEO”) is based; for evaluating the CEO’s performance in light of these goals and objectives; and for determining and approving the CEO’s compensation level based on this evaluation, including his equity-based compensation.

The Committee also reviews and approves the recommendations of the CEO with regard to the compensation and benefits of other executive officers and equity grants to non-executive employees.  In accomplishing this responsibility, the Committee meets regularly with the CEO, approves cash and equity incentive objectives of the executive officers and confirms the basis for equity grants recommended for non-executive employees.  The Committee reviews with the CEO the accomplishment of these objectives and approves the base salary and other elements of compensation for the executive officers.  The Committee has full discretion to modify the recommendations of the CEO in the course of its approval of executive officer compensation and equity grants to non-executive employees.

The Committee consults as needed with an outside compensation consulting firm retained by the Committee.  As it makes decisions about executive compensation, the Committee obtains data from its consultant regarding current compensation practices and trends among United States companies in general and comparable generic pharmaceutical companies in particular, and reviews this information with its consultant.  In addition, the Chairman of the Committee is in contact with management outside of Committee meetings regarding matters being considered or expected to be considered by the Committee.  The Committee reviews recommendations from their outside consultant, and makes recommendations to the Board about the compensation of non-employee directors.  During Fiscal Year 2013, Lannett used certain information obtained from its consultant, Radford, an Aon Hewitt Company.

The Lannett 2011 Long-Term Incentive Plan (“2011 LTIP”) provides the Company a greater variety of performance-based executive compensation incentive alternatives.  The 2011 LTIP authorizes the Committee to grant both stock and/or cash-based awards through (i) incentive and non-qualified stock options and/or (ii) restricted stock, and/or long-term performance awards to participants.  With respect to the stock options and stock grants, 1,500,000 shares were initially set aside at inception of the plan for stock option grants and/or restricted stock awards.  At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.).  The terms of the awards will be based on what the Committee determines is the most effective performance compensation approach to meet the Company’s strategic needs.  In conjunction with its responsibilities related to executive compensation, the Committee also oversees the management development process, reviews plans for executive officer succession and performs various other functions.

The individuals who served as Chief Executive Officer and Chief Financial Officer during Fiscal 2013, as well as the other individuals included in the Summary Compensation Table on page 16, are referred to as the Named Executive Officers.

Results

In August 2013, the Committee reviewed Lannett’s Fiscal 2013 results for purposes of the Fiscal 2013 Bonus Plan (“2013 Bonus Plan”), determining that the objectives for operating profit and other corporate objectives to achieve payments under the plan were met.

Mr. Bedrosian’s objectives were to meet Company growth and EPS targets; increase Company awareness within the investment community; and increase shareholder value.  In addition, Mr. Bedrosian’s objectives included identifying and pursuing strategic acquisitions and partnerships.

Mr. Galvan’s objectives were to deliver accurate and timely financial reports on a required monthly, quarterly and annual basis and enhance financial performance through the management of receivables, controlling of service and professional fees, and budget management.

Mr. Schreck’s objectives were to complete various efficiency enhancement projects at our manufacturing facilities; identify and complete due diligence related to the purchase of a new facility for future expansion; and achieve Company annual operating plan targets.

Mr. Smith’s objectives were to exceed company sales goals while limiting rebates, chargebacks and other related sales deductions, increase market share on existing products, and obtain market share on new product launches.

Mr. Sabo’s objectives were to maintain continued compliance with DEA and FDA requirements; review and enhance policies and procedures to ensure regulatory compliance; and provide for technical and research capabilities required to ensure a flow of new products.

Mr. Ehlinger’s objectives were to streamline our supply chain to ensure a consistent supply of raw materials while limiting inventory obsolescence; improve our technology platform for improved efficiency and data reporting; and identify processes to be automated.

Risk Assessment

The criteria used for the bonus program which includes Company operating and individual performance goals, along with the weighting of each element, were assembled by the Company for our industry and were found to be reasonable for the nature of our business.  The Compensation Committee reviews these criteria and gives final approval to the senior management.

Operating performance ties in directly with shareholder value.  In order to align management and shareholder interests, there is no bonus opportunity for management unless operating performance targets are achieved.  The risk of diluting the Company’s operating cash positions through the awarding of excessive bonus awards is controlled by the imposition of an aggregate bonus award limit equal to 20% of Adjusted Operating Profit as defined on page 26.

The achievement of assigned individual goals as part of the bonus plan is subject to review and approval by senior management with the CEO having the final review and approval.  This multi-level process reduces the risk of having goals that are not linked to the overall objectives of the Company and its success.  The awarding of a CEO discretionary portion, currently at 5% of the total of the bonus, also requires the same oversight.  The total impact on bonus payout of these components of the bonus program is significantly less than the operating performance component.  There is no bonus payout unless minimum goals are attained.

We believe our bonus program, along with the other elements of our executive compensation program, provides appropriate rewards and incentives to our executives to achieve our financial, business, and strategic goals.  We also believe the structure and oversight of these programs provides a setting that does not encourage them to take excessive risks in their business decisions.

Market Data and Our Peer Group

In determining FY2013 compensation for the Named Executive Officers, the Committee relied on market data previously provided by its consultants.  This data was gathered from two sources.  The Named Peer Group was comprised of 12 public life science companies that exhibit a comparable business and financial profile to Lannett, as defined by annual revenue, employee size and market value.  The consultants also gathered published survey data from the Radford Global Survey Suite targeting life science companies with between 200 and 450 employees.  To determine competitive market compensation, Survey and Named Peer data were combined (weighted equally) to form a market consensus (where possible).

Named Peer Group

Akorn Inc.
Cornerstone Therapeutics
Cumberland Pharmaceuticals
Derma Sciences
Hi Tech Pharmacal
Impax Laboratories Inc.
Jazz Pharmaceuticals
Momenta Pharmaceuticals
Par Pharmaceutical
Salix Pharmaceuticals Ltd.
Santarus Inc.
SciClone Pharmaceuticals

The Committee plans to evaluate the Peer Group periodically and revise it as necessary to ensure that it continues to be appropriate for benchmarking our executive compensation program.

Fiscal 2013 Compensation Program

The Committee’s approach to compensation was intended to focus our executives on accomplishing our short and longer-term objectives, and it had as its ultimate objective sustained growth in shareholder value.  This approach was intended to compensate executives at levels at or near the median levels of compensation offered by other generic pharmaceutical companies similar in size to Lannett and with whom we compete.

In making decisions about the elements of Fiscal 2013 compensation, the Committee not only considered available market information about each element but also considered aggregate compensation for each executive.  Base salary provided core compensation to executives, but it was accompanied by:

•                  the potential for incentive-based cash compensation based upon our attainment of targeted Fiscal 2013 operating profit and other corporate goals, as well as the achievement of assigned individual goals and objectives,

•                  various forms of equity compensation,

•      various benefits and perquisites, and

•      the potential for post-termination compensation under certain circumstances.

The table below provides an overview of each element of the Fiscal 2013 compensation program.

	Element	Purpose

Base Salary

Pays for competence in the executive role. An executive’s salary level depends on the decision making responsibilities, experience, work performance, achievement of key goals and team building skills of each position, and the relationship to amounts paid to other executives at peer companies.

To provide competitive fixed compensation based on sustained performance in the executive’s role and competitive market practice.

Short-Term Incentives

Cash awards for annual achievement of overall corporate objectives, and specific individual goals and objectives.  In Fiscal 2013, objectives for the Officers were tied to Lannett’s achievement of operating profit targets, other targeted corporate goals and individual goals and objectives.

To motivate and focus our executive team on the achievement of our annual performance goals.
Long-Term Incentives	Stock options reward sustained stock price appreciation and encourage executive retention during a three-year vesting term and a ten-year option life.	To deliver a balanced long-term incentive portfolio to executives, focusing on (a) share price appreciation, (b) retention, and (c) internal financial objectives.

	Restricted stock grants reward sustained stock price appreciation and encourages executive retention during its three-year vesting term.	To align management interests with those of shareholders,

	The value of participants’ restricted stock increases and decreases according to Lannett’s stock price performance during the vesting period and thereafter.	To increase management’s potential for stock ownership opportunities (all awards are earned in shares),

To attract and retain excellent management talent, and

To reward growth of the business, increased profitability, and sustained shareholder value.

Benefits and Perquisites	401(k) Plan Lannett matches contributions to the Plan, at a rate of $.50 on the dollar up to 8% of base salary.

To attract and retain employees and provide security for their health and welfare needs. We believe that these benefits are reasonable, competitive and consistent with Lannett’s overall executive compensation program.

Life Insurance The coverage amount for executives is one times base compensation up to a limit of $115,000 and premiums paid for coverage above $50,000 are treated as imputed income to the executive.

Disability Insurance Short-term and long-term disability insurance to employees which would, in the event of disability,

	Element	Purpose

pay an employee 60% of his or her base salary with limits.

Perquisites

The perquisites that are provided complement other compensation vehicles and enable the Company to attract and retain key executives. Perquisites include automobile allowances in various amounts to key executives.

Post-Termination Pay

For the Chief Executive Officer, the severance plan provides for a payment of three times the sum of base salary plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved.

To alleviate an executive’s concerns about the loss of his or her position without cause. To allow executives to concentrate on making decisions in the best interests of Lannett (or any successor organization in the event that a change of control is to occur).

For the other Named Executive Officers, the severance plan provides for a payment of eighteen months of base salary plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved.

The use of the above compensation tools enables Lannett to reinforce its pay-for-performance philosophy as well as to strengthen its ability to attract and retain high-performing executive officers.  The Committee believes that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value creation, and encourages executive recruitment and retention in a high-performance culture.

Base Salary

Base salaries are intended to be at or below the 50th percentile for Name Executive Officers for similarly situated executives among Peer Group companies.  A number of additional factors are considered, however, in determining base salary, such as the executive’s individual performance, his or her experience, competencies, skills, abilities, contribution and tenure, internal compensation consistency, the need to attract new, talented executives, and the Company’s overall annual budget.  Base salaries are generally reviewed on an annual basis by the CEO and the Committee.

Short-term Incentives

In February 2013, the Committee approved the 2013 Bonus Plan.  This program allowed executive officers the opportunity to earn cash awards upon the accomplishment of the Fiscal 2013 operating profit goal, other targeted corporate goals and a number of individual objectives.  The relative weighting of these objectives for each executive was sixty percent (60%) for Adjusted Operating Profit (as defined below), thirty-five percent (35%) for meeting assigned individual goals and five percent (5%) based on CEO discretion.  For the CEO, the five percent (5%) discretionary portion will be determined by the Committee.

Based on market data provided by its consultant, and considering the relatively low base salaries of the Named Executive Officers, the Committee formulated potential bonus plan awards which exceeded the 50th percentile among Peer Group companies, expressed as percentages of base salary.  Actual payouts depended upon the degree to which objectives were accomplished as well as the weight accorded to each objective, as described above.

All payouts to the Named Executive Officers under the 2013 Bonus Plan were contingent upon the Committee’s review of the degree to which Lannett achieved the 2013 Bonus Plan objectives, and upon the Committee’s review and approval of Management’s conclusion of the degree to which individual goals and objectives had been achieved.

The 2013 Bonus Plan provides that payout would be limited to 20% of the Adjusted Operating Profit (as defined below by the 2013 Bonus Plan).  As a result, the actual FY2013 bonus payment was limited to 134% of each Named Executive Officer base salary as of June 30, 2013.

Adjusted Operating Profit is defined as Operating Income excluding Bonus Expense.  For purposes of determining achievement of the bonus plan targets, this measure can be adjusted for certain categories of non-recurring items that the Committee believes do not reflect the performance of Lannett’s core continuing operations.  In Fiscal 2013 Adjusted Operating Profit included adjustments for stock compensation expense, certain outsourced sales and marketing expenses and a litigation settlement.

As discussed above, each Named Executive Officer’s objectives for Fiscal 2013 included Company operating profit targets, achievement of individual goals, and other targeted corporate goals.  The Committee reviewed and approved these targets following discussions with management, a review of our historical results, consideration of the various circumstances facing the Company during Fiscal 2013 and taking into account the expectations of our annual plan.

The 2013 Bonus Plan program provided that the Committee could modify, amend, suspend or terminate the Plan at any time.

Long-term Incentives

The Committee believes that long-term equity incentives are an important part of a complete compensation package because they focus executives on increasing the value of the assets that are entrusted to them by the shareholders, achieving Lannett’s long-term goals, aligning the interests of executives with those of shareholders, encouraging sustained stock performance and helping to retain executives.

Equity grants are designed to emphasize particular elements of the Company’s immediate and long-term objectives and to retain key executives.  We will refer to these grants collectively as Long Term Incentive Awards (LTIA).  The types of grants available are:

•                  stock options, becoming exercisable over three years (approximately one-third increments on each anniversary) from the date of the grant and having a total term of ten years, and

•                  shares of restricted stock, vesting over three years (approximately one-third increments on each anniversary) from the date of grant.

The Committee assesses the appropriate overall value of these equity grants to executives by reviewing survey results and other market data provided by its consultant.  This information includes the value of equity grants made to similarly situated executives among the Peer Group.  The overall value of LTIA grants for each executive is determined by the Committee with input from their consultant.

In determining the overall value of LTIA grants, the Committee also considers the potential value of equity compensation relative to other elements of compensation for each Named Executive Officer.  It likewise assesses the appropriate distribution of equity value among the grant types, as well as the corporate objectives each type of grant is intended to encourage.

Stock Options and Restricted Stock

Stock options and restricted stock granted as part of the LTIA are designed both to reward the achievement of sustained stock price appreciation and to encourage executive retention during a three-year vesting term and, in the case of stock options, a ten-year option life.  Stock option and restricted stock awards are intended to align executives’ motivation with shareholders’ best interests.  Sustained stock price appreciation is one factor considered in the granting of stock options and restricted stock.  Stock options and restricted stock vest in one-third increments on the first three anniversaries of the date of grant.

Benefits and Perquisites

We provide Named Executive Officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

Lannett matches contributions to the 401(k) plan on a $0.50 basis up to 8% of the contributing employee’s base salary, subject to limitations of the Plan and applicable law.  The Named Executive Officers are also provided with car allowances, for which the taxes are also paid by the Company.

Lannett provides life insurance for executive officers which would, in the event of death, pay $115,000 to designated beneficiaries.  Premiums paid for coverage above $50,000 are treated as imputed income to the executive.  Lannett also provides short-term and long-term disability insurance which would, in the event of disability, pay the executive officer sixty percent (60%) of his base salary up to the plan limits of $2,000 per week for short-term disability and $15,000 per month for long-term disability.  Executive officers participate in other qualified benefit plans, such as medical insurance plans, in the same manner as all other employees.

Attributed costs of the personal benefits available to the Named Executive Officers for the fiscal year ended June 30, 2013, are included in column (i) of the Summary Compensation Table on page 16.

Post-Termination Pay

We believe that reasonable severance and change in control benefits are necessary in order to recruit and retain qualified senior executives and are generally required by the competitive recruiting environment within our industry and the marketplace in general.  These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time, and are designed to alleviate an executive’s concerns about the loss of his or her position without cause.  We also believe that a change in control arrangement will provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our shareholders.  Lannett’s severance plan is designed to pay severance benefits to an executive for a qualifying separation.  For the Chief Executive Officer, the severance plan provides for a payment of three times the sum of base salary plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved.  For the other Named Executive Officers, the severance plan provides for a payment of eighteen months of base salary plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of an executive officer’s compensation that exceeds $1,000,000 per year unless the compensation is paid under a performance-based plan that has been approved by shareholders.  The Committee believes that it is generally preferable to comply with the requirements of Section 162(m) through, for example, the use of our Incentive Plan.  However, to maintain flexibility in compensating executive officers in a manner that attracts, rewards, and retains high quality individuals, the Committee may elect to provide compensation outside of those requirements when it deems appropriate.  The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company.

Timing of Committee Meetings and Grants; Option and Share Pricing

The Committee shall meet as necessary to fulfill its responsibilities, and the timing of these meetings is generally established during the year.  The Committee holds special meetings from time to time as its workload requires.  Historically, annual grants of equity awards have typically been accomplished at a meeting of the Committee in September of each year.  Individual grants (for example, associated with the hiring of a new executive officer or promotion to an executive officer position) may occur at any time of year.  We expect to coordinate the timing of equity award grants to be made within thirty (30) days of Lannett’s earnings release announcement following the completion of each fiscal quarter.  The exercise price of each stock option and restricted share awarded to our executive officers is the closing price of our common stock on the date of grant.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed, discussed and approved the Compensation Discussion and Analysis set forth above with management.  Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K.

The Compensation Committee

Paul Taveira (Chairman)
David Drabik
James M. Maher
Dr. Kenneth Sinclair

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the rules of the SEC, the Company must disclose certain “Related Party Transactions.”  These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a director, executive officer or holder of more than 5% of our common stock has a direct or indirect material interest.

The Company had sales of $1.3 million, $757 thousand and $876 thousand during the fiscal years ended June 30, 2013, 2012, and 2011, respectively, to a generic distributor, Auburn Pharmaceutical Company (“Auburn”).  Jeffrey Farber, Chairman of the Board and the son of William Farber, Chairman Emeritus of the Board of Directors and principal stockholder of the Company, is the owner of Auburn.  Accounts receivable includes amounts due from Auburn of $200 thousand and $234 thousand at June 30, 2013 and 2012, respectively.  In the Company’s opinion, the terms of these transactions were not more favorable to Auburn than would have been to a non-related party.

Lannett Company, Inc. paid a management consultant, who is related to Mr. Bedrosian, $107 thousand in fees and $38 thousand in reimbursable expenses during Fiscal 2013 and $105 thousand in fees and $24 thousand in reimbursable expenses during Fiscal 2012.  This consultant provided management, construction planning, laboratory set up and administrative services in regards to the Company’s initial set up of its bio-study laboratory in a foreign country.  It is expected that this consultant will continue to be utilized into fiscal year 2014.  In the Company’s opinion, the fee rates paid to this consultant and the expenses reimbursed to him were not more favorable than what would have been paid to a non-related party.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above.  If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSAL NOTICE REQUIREMENTS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Fiscal 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit their proposal to us at the Company’s offices at 13200 Townsend Road, Philadelphia, PA 19154, no later than August   , 2014.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to the Company at the aforementioned address not later than November   , 2014.  Any proposal (other than a proposal pursuant to Rule 14a-8) that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Exchange Act, and the persons named in the proxy for the meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

2013 ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report containing audited financial statements for the fiscal year ended June 30, 2013 accompanies this Proxy Statement.  You can obtain additional copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 at no charge by writing to Lannett Company, Inc., attention Chief Financial Officer, 13200 Townsend Road, Philadelphia, PA 19154.

SIGNATURE

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: December , 2013	LANNETT COMPANY, INC.

/s/ Jeffrey Farber
Jeffrey Farber
Chairman of the Board

Exhibit I.

Lannett Company, Inc.
2014 Long-Term Incentive Plan

SECTION 1.                                    Purpose; Definitions

The name of this plan is the Lannett 2014 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to enable employees, Directors, consultants, business affiliates and business partners of Lannett Company, Inc., a Delaware corporation (the “Corporation”), and its subsidiaries to (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees, Directors, consultants, business affiliates and business partners of particular merit.

For the purposes of the Plan, the following terms shall be defined as set forth below:

a.                                      “Applicable Law” means the legal requirements relating to the administration of stock option plans and restricted stock plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options or Restricted Stock granted to residents therein.

b.                                      “Board” means the Board of Directors of the Corporation.

c.                                       “Cause” means, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Plan Participant and the Company or a Related Entity; in the absence of such then-effective written agreement or definition “Cause” is based on, in the determination of the Plan Administrator, any act or omission of Plan Participant that would constitute cause for the purposes of the applicable common law, including without limitation the Plan Participant’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or an affiliated Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. No Option issued to the Plan Participant under the Plan may be exercised or purchased, and no Restricted Stock shall vest, subsequent to the Plan Participant’s receipt of notice from the Company or a Related Entity of the Company’s or Related Entity’s intention to terminate the Plan Participant’s employment pursuant to (i) or (ii) above.

d.                                      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and all applicable, rules regulations and notices published by the U.S. Department of Treasury thereunder that are in effect at the time that the services are rendered or the payments received, whichever set of rules is controlling at such time.

e.                                       “Committee” means the Compensation Committee of the Board.

f.                                        “Corporate Transaction” means any of the following transactions:

(i)

a merger or consolidation in which the Corporation is not the surviving entity and which results in a greater than fifty percent (50%) change in ownership of the Corporation, except for a transaction the principal purpose of which is to change the state, territory, province or country in which the Corporation is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation’s subsidiary corporations);

(iii)

any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv)

acquisition by any person or related group of persons (other than the Corporation or by a Corporation-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities, not including securities held by such persons as of the effective date of this Plan.

g.                                       “Corporation” means Lannett Company, Inc., a corporation organized under the laws of the State of Delaware or any successor organization.

h.                                      “Director” means a member of the Board or a member of the Board of directors of a Related Entity.

i.                                          “Disability” means permanent and total disability as determined under the Corporation’s long-term disability program.

j.                                         “Eligible Company Participants” means employees and Directors of the Company or any Related Entity.

k.                                      “Eligible Third-Party Participants” means consultants, business affiliates and business partners of the Company or any Related Entity.

l.                                          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

Where there exists a public market for the Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Plan Administrator to be the primary market for the Stock, or (B) if the Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the National Market System for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(ii)

If the Stock is traded on the over-the counter market, the average of the closing bid and asked prices of a Share of Stock on the day prior to the time of the determination (or if no such quotations shall have been made on such date, on the last date on which there were such quotations, provided that such quotations shall have been made within the ten (10) business days preceding the date of determination), in each case, as reported in such source as the Plan Administrator deems reliable; or

(iii)	In the absence of an established market for the Stock of the type described in (i) or (ii), above, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith.

m.                                  “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code and which, at all times, meets the necessary requirements and conditions to be treated as an incentive stock option.

n.                                      “Insider” means a Participant who is subject to the requirements of the Rules (as defined below).

o.                                      “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

p.                                      “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

q.                                      “Participant” means an Eligible Company Participant or Eligible Third-Party Participant to whom an award of Options or Restricted Stock is granted pursuant to the 2014 Plan.

r.                                         “Plan” means the Lannett 2014 Long-Term Incentive Plan, as hereinafter amended from time to time.

s.                                        “Plan Administrator” shall mean the Committee with respect to all grants and awards to the Chief Executive Officer and the Board with respect to all grants and awards to all other Participants.

t.                                         “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

u.                                      “Restricted Stock” means an award of shares of Stock that is subject to restrictions pursuant to Section 6 below.

v.                                      “Rules” means Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder.

w.                                    “Securities Broker” means the registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(k) hereof.

x.                                      “Share” means a share of Stock.

y.                                      “Stock” means the Common Stock $0.001 par value per share, of the Corporation.

z.                                       “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Plan Administrator so determines) granted pursuant to Section 5 below.

aa.                               “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2.                                    Administration

The Plan shall be administered by the Plan Administrator.

The Chief Executive Officer of the Corporation shall make recommendations to the Committee with respect to awards and grants for all Participants other than the Chief Executive Officer and in turn the Committee shall make recommendations to the Board, who shall have the authority to make such grants and awards.

The Plan Administrator shall have the authority to grant to Participants, pursuant to the terms of the Plan: (i) Stock Options and (ii) Restricted Stock.

In particular, the Plan Administrator shall have the authority:

(i)	to select the Participants to whom Stock Options and Restricted Stock may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, or any combination thereof, are to be granted hereunder to Participants;

(iii)	to determine the number of shares to be covered by each award granted hereunder to Participants;

(iv)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder to Participants; including, but not limited to, the share price and any restriction or limitation, or any vesting condition regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Plan Administrator shall determine, in its sole discretion;

(v)	to determine whether and under what circumstances a Stock Option may be settled in cash or stock by a Participant, including Restricted Stock, under Section 5(j);

(vi)	to determine whether and under what circumstances a Stock Option may be exercised by a Participant without a payment of cash under Section 5(k);

(vii)

to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant, subject to applicable rules and limitations contained in relevant portions of the Code; and

(viii)

to determine, in good faith, that each award that is made is consistent with its intended tax treatment for Federal and state income tax purposes both with respect to the Corporation and with respect to any Participant.

The Plan Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto) to Participants, and to otherwise supervise the administration of the Plan.

All decisions made by the Plan Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants in the Plan.

SECTION 3.                                    Stock Subject to the Plan

a.                                      Stock Subject to Plan. The stock to be subject or related to awards under the Plan shall be 3,000,000 shares of the Corporation’s Stock and may be either authorized and unissued or held in the treasury of the Corporation. Any or all of such 3,000,000 shares of Stock may be granted for awards of Incentive Stock Options, Non-Qualified Stock Options and/or Restricted Stock. Notwithstanding the foregoing, no person shall receive, over the term of the Plan, more than aggregate of 40% of the shares authorized for grant under the Plan.

b.                                      Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for distribution or issuance at any time in each calendar year during which the Plan is in effect in connection with the exercise of options awarded under the Plan, there shall be deducted from the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3, the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan.

c.                                       Unused, Forfeited and Reacquired Shares. Any unused portion of the shares annually available for award shall be carried forward and shall be made available for Plan awards in succeeding calendar years. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a Participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan. Any shares made available for distribution in connection with future awards under this Plan pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Section 3. However, the total of all carry forward shares, regardless of origin, shall not at any time exceed 3,000,000 shares.

d.                                      Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

e.                                       Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock (a “Recapitalization Event”), such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other Restricted Stock made under the Plan, as may be determined by the Plan Administrator to reflect and account for such Recapitalization Event, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.                                    Eligibility

Eligible Company Participants and Eligible Third-Party Participants are eligible to be granted awards under the Plan.

SECTION 5.                                    Stock Options

Stock Options may be granted alone, in addition to or in tandem with awards of Restricted Stock granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Plan Administrator may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Plan Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Plan Administrator shall deem appropriate:

a.                                      Option Price. The option price per share of Stock purchasable under a Stock Option, whether an Incentive Stock Option or a Non-Qualified Stock Option, shall be determined by the Plan Administrator at the time of grant but with respect to Incentive Stock Options shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any Participant who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Parent or Subsidiary corporation, shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

b.                                      Option Term. The term of each Stock Option shall be fixed by the Plan Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.

c.                                       Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Plan Administrator at time of grant, provided, however, that, except as provided in Section 5(f) and Section 7, unless otherwise determined by the Plan Administrator at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Plan Administrator provides, in its discretion, that any Stock Option is exercisable only in installments, the Plan Administrator may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Plan Administrator shall determine, in its sole discretion.

d.                                      Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the term of the option, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

(i)

Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or such other instrument as the Plan Administrator may accept. The Company utilizes a third-party firm that administers all equity award grants and transactions and their website will be used to complete the transactions and deliver the payments to the Company directly. As determined by the Plan Administrator, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock subject to an award hereunder by the withholding of whole shares of Stock (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Plan Administrator), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already-owned Shares shall be contingent upon such payment terms having been authorized at the time the Stock Option is granted.

(ii)

The Plan Administrator, in its sole discretion, may at the time of grant or such later time as it determines, permit payment of the option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock. If such payment is permitted, then such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise, shall be subject to the same forfeiture restrictions, unless otherwise determined by the Plan Administrator, in its sole discretion, at or after grant.

(iii)

If payment of the exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Corporation may require that the stock be owned by the Participant for a period of six months or longer.

(iv)

No shares of Stock shall be issued until full payment therefor has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the option when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

e.                                       Non-transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock options shall be exercisable, during the Participant’s lifetime, only by the Participant or by a designee acting pursuant to a valid power of attorney.  Any Stock Option transferred by will or by the laws of descent and distribution shall remain subject to the provisions of this Section 5, including all applicable restrictions on the period for exercise as provided for in Sections 5(f) and 5(i).

f.                                        Termination by Reason of Death. Subject to Section 5(i), if a Participant’s employment or engagement by the Corporation or any Related Entity terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Plan Administrator may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one (1) year (or such shorter period as the Plan Administrator may specify at grant)

from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

g.                                       Termination by Reason of Disability. Subject to Section 5(j), if a Participant’s employment or engagement by the Corporation or any Related Entity terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Plan Administrator may determine at or after grant, for a period of one (1) year (or such shorter period as the Plan Administrator may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such one-year period (or such shorter period as the Plan Administrator shall specify at grant), any unexercised Stock Option held by such Participant shall, at the sole discretion of the Plan Administrator, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

h.                                      Other Termination. Unless otherwise determined by the Plan Administrator at or after grant, if a Participant’s employment or engagement with the Corporation or any Related Entity terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three (3) months or the balance of such Stock Option’s term if the Participant is involuntarily terminated by the Corporation or a Related Entity without Cause.

i.                                          Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock options granted after 1986 are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

To the extent (if any) permitted under Section 422 of the Code, if (i) a Participant’s employment with the Corporation is terminated by reason of death, Disability or retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to this Section 5(i), is greater than the portion of such option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the Participant to exercise such Incentive Stock Option. The Plan Administrator is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control. Incentive Stock Options may be granted only to employees of the Company.

j.                                         Cash-out of Option: Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Plan Administrator may, in its sole discretion, elect to cash out all or part of the portion of any Non-Qualified Stock Option to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash-out.

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Plan Administrator may require that all or part of the shares to be issued with respect as to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

k.                                      Cashless Exercise. To the extent permitted under Applicable Law, and with the consent of the Plan Administrator, the Corporation agrees to cooperate in a “cashless exercise” of an option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to sell or withhold a sufficient number of shares of Common Stock to cover the costs and expenses, including exercise price, associated therewith.

l.                                          Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Plan Administrator makes the determination to grant such Option, or such other date as is determined by the Plan Administrator. Notice of the grant determination shall be given to each Plan Participant to whom an Option is so granted within a reasonable time after the date of such grant.

SECTION 6.                                    Restricted Stock

a.                                      Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Plan Administrator, upon consultation with the Chief Executive Officer of the Corporation, shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 6 (b)), the time or times within which such awards may be subject to forfeiture and/or vesting, and all other conditions of the awards.

The Plan Administrator may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Plan Administrator may determine, in their sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

b.                                      Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any legally enforceable rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

(i)	The purchase price (if any) for shares of Restricted Stock shall be as determined by the Plan Administrator.

(ii)

Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Plan Administrator may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 6(b)(i).

(iii)

Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2014 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Lannett Company, Inc. Copies of such Plan and Agreement are on file in the offices of, Attention: Chief Financial Officer, Lannett Company, Inc., 13200 Townsend Road, Philadelphia, PA 19154.”

(iv)

The Plan Administrator shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

c.                                       Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions.

(i)

Subject to the provisions of this Plan and the award agreement, during a period set by the Plan Administrator commencing with the date of such award (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Plan Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Plan Administrator may determine in its sole discretion.

(ii)

Except as provided in this paragraph (ii) and Section 6(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Plan Administrator, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Plan Administrator so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, which additional Stock may be subject to such restrictions and conditions as determined by the Plan Administrator.

(iii)

Subject to the applicable provisions of the award agreement and subject to this Section 6 and Section 7 below, upon termination of a Participant’s employment or engagement with the Corporation for any reason during the Restricted Period, all shares still subject to restriction shall be forfeited by the Participant upon such termination.

(iv)

In the event of hardship or other special circumstances of a Participant whose employment with the Corporation is involuntarily terminated (other than for Cause), the Plan Administrator may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock, based on such factors as the Plan Administrator may deem appropriate.

(v)

If the Restricted Stock is subject to a Restricted Period and such Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, the certificates for such Shares shall be delivered to the Plan Participant promptly.

SECTION 7.                                    Corporate Transaction Provisions

a.                                      Impact of Event:

In the event of a Corporate Transaction, unless otherwise determined by the Plan Administrator at or after grant, but prior to the occurrence of such Corporate Transaction.

(i)	The restrictions applicable to any Option awards under the Plan shall lapse and such awards shall be deemed fully vested.

(ii)

The restrictions applicable to any Restricted Stock awards for which the number of Shares of Restricted Stock has been established because the realization of the performance goals have been determined shall lapse and such Shares shall deemed fully vested.

(iii)

The restrictions applicable to any Restricted Stock awards for which the number of Shares of Restricted Stock has not been established because the realization of the performance goals has not yet been determined shall lapse as follows: (a) if the Corporate Transaction occurs two (2) or more years after the date of the commencement of three year period for measuring performance, or if the period to measure performance is one year, then all restrictions shall lapse and all of the Restricted Stock shall be fully vested; (b) if the Corporate Transactions occurs one or more years and less than two years after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 66 2/3% of the Restricted Stock, which Shares of Restricted Stock shall be fully vested, and the restrictions on 33 1/3% of the Restricted Stock shall remain, and subject to the determination of the Plan Administrator such Shares of Restricted Stock may be subject to forfeiture; and (c) if the Corporate Transaction occurs less than one year after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 33 1/3% of the Restricted Stock, which Shares of Restricted Stock shall be fully vested, and the restrictions on 66 2/3% of the Restricted Stock shall remain, and subject to the determination of the Plan Administrator such Shares of Restricted Stock may be subject to forfeiture. The value of all outstanding and vested Options and Restricted Stock awards may, unless otherwise determined by the Plan Administrator at or after grant, be cashed out on the basis of the “Corporate Transaction Price” as defined in Section 7(b) as of the date such Corporate Transaction is determined to have occurred or such other date as the Plan Administrator may determine prior to the Corporate Transaction.

b.                                      Corporate Transaction Price. For purposes of this Section 7, “Corporate Transaction Price” means, as of any given date, the highest sales price per share paid in any transaction reported by the relevant exchange (consolidated trading) as determined pursuant to Section 1(l) hereof, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Corporation at any time during the preceding sixty day period as determined by the Plan Administrator.

c.                                       Compliance with Section 162(m) or Section 28OG of the Code. Except as provided in any employment agreement with any Plan Participant, no payment shall be made under this Section 7 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Plan Administrator shall irrevocably designate at or prior to a Corporate Transaction, result in an excess parachute payment for which the Corporation would not receive a Federal income tax deduction by reason of Section 162(m) or Section 28OG of the Code.

SECTION 8.                                    Amendments, Suspensions and Termination of the Plan

a.                                      The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

b.                                      No Option or Restricted Stock award may be granted during any suspension of the Plan or after termination of the Plan.

c.                                       Any amendment, suspension or termination of the Plan shall not affect Options or Restricted Stock already granted, and such Options and Restricted Stock shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Plan Participant and the Plan Administrator, which agreement must be in writing and signed by the Participant and the Corporation.

SECTION 9.                                    Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant who may acquire legally enforceable rights to receive payments in cash, Stock or Options pursuant to the express terms and conditions of this Plan, any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Plan Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Plan Administrator otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 10.                            General Provisions

a.                                      If the Shares issued to a Plan Participant upon exercise of Options or upon a grant of Restricted Stock are not registered, the Plan Administrator may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Plan Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Plan Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

b.                                      Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

c.                                       The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, as the case may be, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

d.                                      No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, an Eligible Company Participant shall pay to the Corporation, or make arrangements satisfactory to the Plan Administrator regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Plan Administrator, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

e.                                       At the time of grant, the Plan Administrator may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Corporation any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Plan Administrator specify at the time of grant.

f.                                        The Plan Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

g.                                       The Plan and all awards made and actions taken thereunder shall he governed by and construed in accordance with the laws of the State of Delaware.

SECTION 11.                            Effective Date of Plan

The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding Stock. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Plan Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

SECTION 12.                            Term of Plan

No Stock Option or Restricted Stock Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 13.                            No Effect on Retirement and Other Benefit Plans

Except as specifically provided in a retirement or other benefit plan of the Corporation, Options and Restricted Stock shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

SECTION 14.                            Compliance with Section 409A

It is the intention of the Corporation that the provisions of this Plan will comply with, and, to the extent possible, will be construed and interpreted so as to avoid violations of, Code Section 409A.  Further, the Corporation reserves the right to amend or modify the Plan unilaterally and in its sole discretion as deemed necessary or advisable so that all awards, rights or benefits granted to Participants either will qualify for exemption from, or conform to Code Section 409A and, as applicable, Code Sections 83 and 421-423.  However, the Corporation does not warrant compliance or guarantee any particular tax treatment or result.

SECTION 15.                            Reliance on Own Tax Advisor

Each Participant under this Plan shall be required to represent and warrant in writing prior to receiving any legally enforceable rights under this Plan, that he or she has obtained, or has had the opportunity to obtain advice from an independent and competent tax advisor, including a certified public accountant or lawyer properly credentialed in Federal taxation, as to the various tax consequences to the awards and payments that the Participant may receive and the compliance obligations of the Participant.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JANUARY , 2014 REVOCABLE PROXY LANNETT COMPANY, INC. This proxy is solicited on behalf of the Board of Directors. The undersigned stockholder of Lannett Company, Inc., a Delaware corporation (“Lannett”), hereby appoints Jeffrey Farber and Martin P. Galvan and either of them, as proxies with full power of substitution, for the undersigned to vote the number of shares of common stock of Lannett that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Lannett to be held on January , 2014, at 9:00 a.m. local time, at the Company’s facility at 13200 Townsend Road, Philadelphia, PA 19154 and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated December , 2013. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4. Receipt of the Proxy Statement, dated December , 2013, is hereby acknowledged. Mark here if you plan to attend the meeting. Mark here for address change. Comments: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY , 2014. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.cfpproxy.com/0242 IMP0RTANT ANNUAL MEETING INFORMATI0N FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PLEASE MARK VOTES AS IN THIS EXAMPLE ) With- For All For hold Except 1. Proposal to elect Directors of Lannett, each to serve until Lannett’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Jeffrey Farber, Arthur Bedrosian, James Maher, David Drabik and Paul Taveira INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. 2. Proposal to ratify the selection of Grant Thorton, LLP as independent auditor for the fiscal year ending June 30, 2014. 3. Proposal to approve the 2014 Long-Term Incentive Plan. For Against Abstain For Against Abstain 4. Proposal to amend the Certificate of Incorporation, as amended, to increase the shares of common stock authorized to be issued from 50 million to 100 million. For Against Abstain You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card. Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Date 0242